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                                                                    Exhibit 5.24

January 24, 2006.

VIA EDGAR

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

RE:      NOVAGOLD RESOURCES INC. (THE "COMPANY")
         REGISTRATION STATEMENT ON FORM F-10 -- CONSENT OF EXPERT

In connection with the Company's registration statement on Form F-10 originally dated January 24, 2006, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended (the "Registration Statement"), I, Robert Stanlake, on behalf of AMEC Americas Limited ("AMEC") hereby consent to the use of AMEC's name in connection with references to AMEC's involvement in the preparation of a technical report entitled "Donlin Creek Project 43-101 Technical Report" dated January 2006 (the "Technical Report") and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of information derived from the Technical Report in the Registration Statement.


Yours truly,
AMEC AMERICAS LIMITED

/s/ Robert Stanlake

Robert Stanlake